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                          LOAN AND SECURITY AGREEMENT

                    (Wholesale Warehouse Mortgage Agreement)

                          Dated as of January 29, 1996

                                    between

                     AMERICAN INDUSTRIAL LOAN ASSOCIATION,
                      APPROVED RESIDENTIAL MORTGAGE, INC.,
                        ARMADA RESIDENTIAL MORTGAGE, LLC

                                      and

                        INDUSTRY MORTGAGE COMPANY, L.P.




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                               TABLE OF CONTENTS

                                                                            Page

RECITALS ................................................................      1

PROVISIONS ..............................................................      1

    1.    DEFINITIONS ...................................................      1
    2.    ADVANCES ......................................................      7
    2.1   Lender Agrees to Make Advances ................................      7
    2.2   Lender Shall Make Advances on the Closing Date.................      7
    2.3   Amount of Advance .............................................      8
    3.    PURCHASE OF MORTGAGE LOANS ADVANCED UNDER
          THE AGREEMENT .................................................      8
    4.    CONDITIONS TO ADVANCES ........................................      8
    4.1   Conditions Precedent ..........................................      9
    4.2   Conditions Subsequent .........................................     10
    5.    REPRESENTATIONS AND WARRANTIES ................................     12
    5.1   Representations and Warranties of the Borrower ................     12
    5.2   Representations and Warranties of the Borrower as to
          Each Mortgage Loan ............................................     13
    5.3   Survival ......................................................     21
    6.    COVENANTS .....................................................     21
    6.1   Affirmative Covenants .........................................     22
    6.2   Negative Covenants ............................................     24
    7.    REPAYMENT OF ADVANCES .........................................     26
    7.1   Repayment .....................................................     26
    7.2   Interest on Advances ..........................................     27
    7.3   Computation of Interest .......................................     27
    7.4   Mandatory Prepayments and Rights ..............................     27
    7.5   Default Rate ..................................................     29
    8.    SECURITY ......................................................     29
    8.1   Grant of Security Interest ....................................     29
    8.2   Authority to Collect ..........................................     30
    8.3   Lender Appointed Attorney-in-Fact .............................     31
    8.4   Security for Obligations ......................................     31
    9.    EVENTS OF DEFAULT .............................................     31
    9.1   Event of Default ..............................................     31
    9.2   Remedies ......................................................     33
    9.3   Application of Proceeds .......................................     36


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    10.   INDEMNIFICATION ...............................................     36
    11.   NOTICES .......................................................     37
    12.   APPOINTMENT OF ATTORNEY .......................................     38
    13.   ACCESS TO BORROWER DOCUMENTS AND INFORMATION ..................     38
    14.   TERMINATION ...................................................     38
    15.   MISCELLANEOUS PROVISIONS ......................................     39
   15.1   Custodial Agreement ...........................................     39
   15.2   Representation of Servicer and Lender .........................     39
   15.3   Costs and Expenses ............................................     39
   15.4   Agency; Joint Venture .........................................     39
   15.5   Complete Agreement; Modification; Sale
          or Assignment .................................................     39
   15.6   No Waiver .....................................................     39
   15.7   Parties .......................................................     40
   15.8   Severability; Section Headings ................................     40
   15.9   Construction ..................................................     40
   15.10  Interpretation ................................................     40
   15.11  GOVERNING LAW; CONSENT TO FORUM ...............................     40
   15.12  WAIVER OF TRIAL BY JURY AND OTHER WAIVERS
          BY BORROWER ...................................................     41
   15.13  Headings ......................................................     41
   15.14  Counterparts ..................................................     41


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                          LOAN AND SECURITY AGREEMENT
                    (Wholesale Warehouse Mortgage Agreement)

     THIS LOAN AND SECURITY AGREEMENT made this 29th day of January 1996 between Industry Mortgage Company, L.P., a Delaware limited partnership with its principal address at 3450 Buschwood Park Drive, Suite 250, Tampa, Florida 33618 ("Lender") and American Industrial Loan Association, and its subsidiaries, Approved Residential Mortgage, Inc., and Armada Residential Mortgage, LLC, jointly and severally, located at 3420 Holland Road, Suite 107, Virginia Beach, VA 23452, each organized and existing under the laws of the State of Virginia ("Borrower") ("the Agreement").

RECITALS

     WHEREAS, Lender wishes to lend, and Borrower wishes to borrow, subject to certain terms and conditions, monies in connection with an interim funding facility for certain home mortgage loans to be funded hereunder (the "Mortgage Loans") owned by Borrower.

     WHEREAS, Borrower expects to use this warehouse facility to fund the acquisition or origination of Mortgage Loans and Lender expects to fund such activities of Borrower through Advances of monies to be secured by a direct or indirect pledge of the related Mortgage Loans.

     WHEREAS, Lender expects repayment of such Advances made under this warehouse facility and Borrower expects the subsequent sale of certain Mortgage Loans to permit such repayment of Advances.

PROVISIONS

     NOW, THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter contained, the parties hereto agree as follows:

     1. DEFINITIONS.

     Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:




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     Advance: An advance by Lender to Borrower in an amount equal to the principal amount of a related Mortgage Loan or Mortgage Loans which amount may not be less than $250,000.

     Advance Libor Rate: For any Advance, the London Interbank Offering Rate for U.S. dollar deposits of a term equal to the term of the related Advance, or if no such term exists, a rate interpolated from the two closest terms, as indicated on the Bloomberg screen and on the London Business Day prior to the related Closing Date. If such rate cannot be determined by reference to said Bloomberg screen, then such rate shall be an average of two quotations from major London banks selected by Lender.

     Agreement: This Loan and Security Agreement (Wholesale Warehouse Mortgage Agreement), including all exhibits and schedules attached or delivered pursuant hereto, and as the same may be amended and supplemented from time to time.

     Appraised Value: With respect to any Mortgage Property, the lesser of (i) the value thereof as determined by an appraisal made for the originator of the Mortgage Loan at the time of origination of the Mortgage Loan by an appraiser who met the minimum requirements of FNMA and FHLMC, and (ii) the purchase price paid for the related Mortgage Property by the Mortgagor with the proceeds of the Mortgage Loan, provided, however, in the case of a Refinanced Mortgage Loan, such value of the Mortgage Property is based solely upon the value determined by an appraisal made for the originator of such Refinanced Mortgage Loan at the time of origination of such Refinanced Mortgage Loan by an appraiser who met the minimum requirements of FNMA and FHLMC.

     ARM: A Mortgage Loan that accrues interest at an adjustable interest rate.

     Business Day: Any day that is not a Saturday, Sunday or other day on which commercial banking institutions in the City of New York are authorized or obligated by law to be closed.

     Certified Schedule of Mortgage Loans: A schedule of the pledged Mortgage Loans with respect to which an Advance will be made on any Closing Date, which specifies the characteristics of such Mortgage Loans (including whether each Mortgage Loan is an "A", "B", "C" or "D" Mortgage Loan pursuant to the Lender Approved Guidelines) and setting forth as to each Mortgage Loan the information called for by Exhibit F attached hereto, states that such Mortgage Loans have been pledged to the Lender pursuant to this Agreement and which is certified by an authorized officer of the Borrower.


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     Change of Control: The occurrence of one of the following events:

     (i) the dissolution of Borrower;

     (ii) Allen D. Wykle ceases, for any reason, to exercise the responsibilities of President of American Industrial Loan Association;

     (iii) any change of Control (as defined by reference to the Securities Exchange Act, of 1934, as amended) of the Borrower;

     Closing Date: Any Business Day on which Lender makes an Advance.

     Collateral: The property securing Advances set forth in Section 8.1 hereof.

     Commitment: a valid, irrevocable, binding and enforceable written agreement of a Purchaser acceptable to Lender to purchase, within a period of not more than sixty (60) days from the Borrower.

     Curtailment: Means any payment made by an obligor under a Mortgage Loan in an amount at least six times the amount of such obligor's regular monthly payment and intended by such obligor as a partial prepayment of such Mortgage Loan.

     Custodial Agreement: The Custodial Agreement among Lender, Borrower and Custodian, dated as of January 29, 1996.

     Custodian: The Bank of Boston.

     Default Rate: The Advance Libor Rate plus 6.75%.

     Equity: The aggregate assets of Borrower less the aggregate liabilities of Borrower, with the terms "assets" and "liabilities" having the meanings ascribed to such terms by GAAP.

     Essential Mortgage File Documents: The documents described in Section 3(b) of the Custodial Agreement.

     Event of Default: Any event of default set forth in Section 9.1 hereof.

     GAAP: Means generally accepted accounting principles, consistently applied, and with respect to Borrower.

     Gross Margin: As to any Mortgage Loan which is an ARM, the fixed percentage set forth in the related Note and




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indicated on the related Certified Schedule of Mortgage Loans as "Gross Margin,"
which percentage is added to the Index on each rate adjustment date to determine the interest rate on the Mortgage Loan.

     Index: As to any Mortgage Loan which is an ARM, the rate as determined by reference to either the interbank offered rates in the London market or U.S. Treasury securities.

     Lender Approved Guidelines: Underwriting guidelines attached hereto as Exhibit D which relates to residential Mortgage Property and made a part hereof as may from time to time be amended by the Borrower with the consent of the Lender, which consent shall not be unreasonably withheld.

     Loan-to-Value Ratio or LTV: With respect to any Mortgage Loan as of any date of determination, the ratio on such date of (i) the outstanding principal amount of the Mortgage Loan plus, in the case of any second Mortgage Loan, the outstanding principal balance of the related first mortgage loan, to (ii) the Appraised Value of the Mortgage Property.

     London Business Day: Any day that is not a Saturday, Sunday or other day in which commercial banking institutions in the City of London are authorized or obligated by law to be closed.

     Mortgage: The Note, bond, deed of trust, Mortgage, mortgage warranty, extension agreement, assumption of indebtedness, assignment and any other documents constituting the basic instruments creating a first or second lien on the real property owned by the Mortgagor in the state in which the Mortgage Property is located and securing the Note.

     Mortgage Loans: The Note, the related Mortgage and the Related Assets which are collectively identified as the Mortgage Loans and are set forth on Schedule 1 of each Request for Borrowing.

     Mortgage Note Rate: The interest rate applicable to a Mortgage Loan as provided in the related Note.

     Mortgage Property: The residential real property subject to the Mortgage which secures the Mortgage Loan.

     Mortgagor: The obligor under a Mortgage Loan.

     Note: The original Note or bond or other evidence of the indebtedness of the Mortgagor under the Mortgage Loan.




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     Purchaser: any entity acceptable to Lender which purchases or agrees to purchase a Mortgage Loan and has issued a Commitment therefor.

     Qualifying ARM: A Mortgage Loan which is:

(i) an "A" Mortgage Loan with a Starter Rate which is a rate equal to at least 200 basis points over the related Index and a Gross Margin of at least 400 basis points; or

(ii) a "B" Mortgage Loan with a Starter Rate which is a rate equal to at least 250 basis points over the related Index and a Gross Margin of at least 450 basis points; or

(iii) a "C" Mortgage Loan with a Starter Rate which is a rate equal to at least 350 basis points over the related Index and a Gross Margin of at least 500 basis points; or

(iv) a "D" Mortgage Loan with a Starter Rate which is a rate equal to at least 500 basis points over the related Index and a Gross Margin of at least 550 basis points.

     Refinanced Mortgage Loan: A Mortgage Loan the proceeds of which were not used to purchase the related Mortgage Property.

     Related Assets: Any and all documents, instruments, collateral agreements and assignments and endorsements for all documents, instruments and collateral agreements, referred to in the Notes and/or Mortgages or related thereto, including, without limitation, current insurance policies (flood insurance if the related Mortgage Property is located in an area identified by the Flood Emergency Management Agency as having special flood hazards; hazard insurance; title insurance and other applicable insurance policies) covering the Mortgage Property or relating to the Notes and all files, books, papers, ledger cards, reports and records including, without limitation, loan applications, mortgagor financial statements, separate assignment of rents, if any, credit reports and appraisals, relating to the Mortgage Loans, including all of the documents specified on Exhibit B hereto. In all cases, the Related Assets shall mean the originals thereof.

     Request for Borrowing: A written request substantially in the form of Exhibit C hereto, executed by Borrower and delivered to Lender in accordance with Section 4.1(A) hereto.




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     Repayment Date: With respect to any Mortgage Loan, shall be the date as specified in the related Request for Borrowing (which date shall be in no event more than 30 days following the related Closing Date).

     Secured Note: The promissory note of Borrower in the form set forth in Exhibit A hereto.

     Settlement Date: With respect to any Mortgage Loan, the date of repayment of the related Advance to Lender by Borrower pursuant to this Agreement.

     Spread Deficiency: A Spread Deficiency exists whenever the Spread Deficiency Amount is greater than zero.

     Spread Deficiency Amount: The amount by which the weighted Average Spread Minimum Percentage of the Mortgage Loans pledged under this Agreement, or to be pledged on the Certified Schedule of Mortgage Loans, as the context requires, exceeds the difference between (x) the weighted average interest rate as of any date of determination expressed in basis points, of the Mortgage Loans either pledged under this Agreement, or to be pledged on the related Certified Schedule of Mortgage Loans, as the context requires, and (y) the yield expressed in basis points, on Four Year Treasury Securities (or their interpolated equivalent); provided, however, if the differences between (x) and (y) is greater than the weighted average Spread Minimum Percentage of the Mortgage Loans pledged under this Agreement, or to be pledged on the Certified Schedule of Mortgage Loans, as the context requires, then the Spread Deficiency shall be zero; provided further, however, if (i) the weighted average of the Spread Minimum Percentage of all the Mortgage Loans previously pledged and to be pledged, if any, on any date of determination exceeds (ii) the sum of 400 basis points and the yield expressed in basis points, on Four Year Treasury Securities (or their interpolated equivalent), then the Spread Deficiency Amount shall be zero. For the purpose of determining the weighted average interest rate of the Mortgage Loans, the interest rate for any ARM included in the pool which is subject to a Starter Rate shall be equal to the Index then in effect plus the Gross Margin.

     Spread Deficiency Notice: A written notice from Lender to Borrower that a Spread Deficiency exists and specifying the Spread Deficiency Amount.

     Spread Minimum Percentage: With respect to (i) "A" Mortgage Loans, 200 basis points; (ii) "B" Mortgage Loans, 300 basis points; (iii) "C" Mortgage Loans, 400 basis points; and (iv) "D" Mortgage Loans, 500 basis points.




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     Starter Rate: As to any Mortgage Loan which is an ARM, the interest rate at origination as set forth on the related Certified Schedule of Mortgage Loans.

     Unsecured Debt: As of the date of determination, the dollar amount outstanding of all obligations and liabilities of the Borrower which (i) are not secured by the grant of a lien upon or security interest in any collateral, and
(ii) in accordance with GAAP, would be included in determining total liabilites as shown on the liability side of the balance sheet of Borrower, provided, however, that any liability attributable to fees due to a Lender under the Standby Agreement will not constitute a liability for purposes of this Agreement.

     2. ADVANCES.

     2.1 Lender Agrees to Make Advances. Subject to the Borrower's repayment obligations set forth in Section 7 hereof, Lender hereby agrees to make Advances from time to time to Borrower, and Borrower hereby agrees to borrow Advances from Lender, in accordance with the terms of the Note and this Agreement; provided, however, that: (i) the outstanding amount of Advances provided to Borrower hereunder shall not exceed $8,000,000; and (ii) Borrower must notify the Lender of any investor to whom Borrower seeks to sell Mortgage Loans funded under this Agreement as soon as possible, but in no event fewer than three Business Days prior to such sale.

     2.2 Lender Shall Make Advances on the Closing Date. Lender shall make Advances to Borrower on each Closing Date upon receipt from Borrower of a duly executed Request for Borrowing and a certificate of the Custodian pursuant to
Section 4.1(B) hereof with respect to the Mortgage Loans specified in such Request for Borrowing; provided that the Mortgage Loans, in the reasonable discretion of the Lender, satisfy the terms of this Agreement, and provided further that each Request for Borrowing shall pertain only to (i) ARMs, or (ii) Mortgage Loans secured by residential Mortgage Property which are not ARMs. If Custodian receives the foregoing documents by 9:30 a.m. (New York time) on any Business Day, Lender shall make funds available for such Advance on the same day. In the event that such receipt occurs after 9:30 a.m. (New York time), on any given Business Day, the funds for such Advance shall be made available no later than the next succeeding Business Day. All payments of Advances shall be made pursuant to the terms of the Custodial Agreement, or in such manner as to which Lender and Borrower shall otherwise agree.




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     2.3 Amount of Advance. The amount of each Advance shall be equal to:

(A) With respect to a Request for Borrowing which pertains only to Mortgage Loans which are not ARMs, the lesser of (i) 95% of the aggregate principal balance of the Mortgage Loans at the time of the Request for Borrowing or
     (ii) the difference between:

     (x) with respect to Mortgage Loans to be pledged as Collateral for such Advance, (i) if no Spread Deficiency exists with respect to such Mortgage Loans, then the amount of such Advance shall be the aggregate outstanding principal balance, as of the last day of the calendar month preceding the date of such Advance, of the Mortgage Loans identified on the related Certified Schedule of Mortgage Loans; and (ii) if a Spread Deficiency exists with respect to such Mortgage Loans, then the amount of the Advance shall be the product of (a) the aggregate outstanding principal balance, as of the last day of the calendar month preceding the date of such Advance, of the Mortgage Loans identified on the related Certified Schedule of Mortgage Loans and (b) (1.0 - (.00025 multiplied by the Spread Deficiency Amount));

     and

     (y) in the event a Spread Deficiency exists with respect to Advances outstanding on the related Closing Date, an amount calculated in accordance with
Section 7.4(D)(i), below.

(B) With respect to a Request for Borrowing which pertains to ARMs, 95% of the aggregate principal balance of the ARMs at the time of the Request for Borrowing, listed on the related Certified Schedule of Mortgage Loans; provided, however, that for each ARM which is not a Qualifying ARM, only 92% of such outstanding principal balance shall be included in the calculation of the amount of the Advance.

     3. PURCHASE OF MORTGAGE LOANS ADVANCED UNDER THE AGREEMENT.

     Borrower hereby covenants and agrees that each Mortgage Loan for which funds were advanced pursuant to this Agreement shall be sold to an investor on or before the related Repayment Date, and whether or not such Mortgage Loan is sold by such Repayment Date, the Borrower shall repay the Lender the amount of the related Advance no later than such Repayment Date.

     4. CONDITIONS TO ADVANCES.




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     4.1 Conditions Precedent. The Lender's obligation to make Advances hereunder shall be subject to the fulfillment of the following conditions precedent:

          (A) Delivery of Note and Request for Borrowing to Lender. Borrower shall have delivered to Lender: (i) the Secured Note duly executed by an authorized officer of the Borrower on the date of this Agreement; and (ii) a Request for Borrowing, a Certified Schedule of Mortgage Loans and the Commitment(s) prior to each Closing Date.

          (B) Custodian's Certification. The Lender shall have received either
     (i) a certificate from the Custodian to the effect that it has received and reviewed the Mortgage Notes relating to the Mortgage Loans being pledged in connection with such Advance and has found no discrepancies between the information listed on the related Certified Schedule of Mortgage Loans and the information set forth in such Mortgage Notes, or (ii) a certificate from the Custodian to the effect that it has received and reviewed the mortgage files containing all of the Essential Mortgage File Documents as well as any other documentation it is to receive pursuant to the Custodial Agreement with respect to the Mortgage Loans being pledged in connection with such Advances and has found no discrepancies between the information listed on the related Certified Schedule of Mortgage Loans and the information set forth in such Mortgage Notes.

          (C) No Event of Default. No Event of Default (as defined in Section 9, below) shall have occurred and be continuing or would exist after giving affect to the Advances requested to be made;

          (D) Corporate Proceedings. Borrower shall have furnished to Lender a copy, certified by an appropriate officer of Borrower on the date of this Agreement, of the authorization of the Borrower and the resolution of the Board of Directors of the Borrower authorizing the execution and delivery of Secured Note to Lender, the borrowing of Advances as herein provided for and the execution, delivery and performance of this Agreement by the Borrower. Borrower shall have furnished to Lender a good standing certificate for the state of its organization and existence and, as requested by Lender, for each state in which Borrower is registered to do business. It is within Lender's discretion to periodically request good standing




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     certificates for all states in which Borrower is registered to do business;

          (E) Representations and Warranties. (i) The representations and warranties contained in Section 5 hereof shall be true and correct in all material respects as of the date of this Agreement and on each Closing Date; (ii) there shall have occurred no breach of any covenant set forth in
     Section 6 hereof, except those set forth in subsections 6.1(G) and 6.1(H); and (iii) there shall have occurred no material breach of the covenants set forth in subsections 6.1(G) and 6.1(H);

          (F) Designation of Authorized Officers. The Borrower shall have delivered to Lender an officer's certificate in the form attached hereto as Exhibit E, attested to by the Secretary of the Borrower stating the names and showing the facsimile signatures of the officers of the Borrower authorized to execute and deliver this Agreement, Secured Note and any Request for Borrowing;

          (G) Legal Matters. All other instruments and legal and corporate proceedings in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to Lender and counsel to Lender and Borrower, and Lender shall have received copies of all documents which it may have reasonably requested in connection herewith, including an opinion of counsel and officer's certificate each in a form reasonably requested by the Lender; and

     4.2 Conditions Subsequent. The Lender's obligation to make Advances hereunder shall be subject to the fulfillment of the following conditions subsequent:

          (A) With respect to all of the Mortgage Loans for which an Advance is made, the Borrower shall use its best efforts to deliver to the Lender or its designee the Essential Mortgage File Documents one Business Day after the related Closing Date and such documents shall in any event be delivered to the Lender or its designee not more than three Business Days following the related Closing Date;

          (B) The Borrower shall furnish to the Lender, periodically upon reasonable request, good standing certificates and officer's certificates to assure Lender of its continued authority to perform under this Agreement; and




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          (C) Lender shall have filed with the appropriate state and local governmental authorities Uniform Commercial Code financing statements, including any continuation statements, as are necessary and appropriate, identifying and setting forth the Collateral as security for Advances, in order to create a first priority security interest in favor of Lender in such Collateral.

     Any consent by Lender to make Advances pursuant to this Agreement shall automatically terminate if: (i) a decree or order of a court or agency supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, bankruptcy proceeding or any similar proceedings, or for the winding up or liquidation of its affairs, shall have been entered against Borrower; or (ii) Borrower shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, bankruptcy or similar proceedings relating to Borrower or substantially all of its property; or (iii) Borrower shall admit in writing its inability to pay its debts as they become due, file a petition to take advantage of any applicable insolvency, reorganization or bankruptcy statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations.

     Lender's consent to make Advances pursuant to this Agreement shall automatically be suspended upon the filing by a party other than Borrower of a petition seeking appointment of a receiver, liquidator, trustee, custodian or other officer having similar powers over Borrower or over all or a substantial part of its property, or the appointment of an interim receiver, trustee or other custodian of Borrower for all or a substantial part of its property, or the issuance of a warrant of attachment, execution or similar process against any substantial part of the property of Borrower, and such suspension shall continue until the later of (i) until such petition is dismissed, bonded or discharged and (ii) the 45th day after such filing (at which time the provisions of Section 9.1(E) shall govern)).

     5. REPRESENTATIONS AND WARRANTIES.

     5.1 Representations and Warranties of the Borrower. It is understood and agreed by Borrower and Lender that, as a material inducement to Lender to enter into this Agreement and make Advances, Borrower hereby makes the following representations and warranties, each of which representations and warranties (i) is material and being relied upon by the Lender, (ii) is true in all respects as of the date of this




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Agreement, and (iii) shall survive the execution of this Agreement.

          (A) Borrower has been duly organized and is validly existing under the laws of the State of Virginia.

          (B) Borrower is duly licensed where required as a "Licensee" or is otherwise qualified in each state in which it transacts business and neither is in default of such state's applicable laws, rules and regulations, except where the failure to so qualify or such defualt would not have a material adverse effect on the ability of Borrower to conduct its business or to perform its obligations under this Agreement and the Secured Note.

          (C) Borrower has the requisite power and authority and legal right to own and grant a lien on all of its right, title and interest in and to the Collateral and Borrower has the requisite power and authority and legal right to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of, this Agrement and the Secured Note.

          (D) Borrower is able to meet its obligations when they become due and is not in default (beyond any applicable cure period) under any mortgage, borrowing agreement or other instrument or agreement pertaining to indebtedness for borrowed money in excess of $10,000 and the execution and delivery by Borrower of this Agreement and the Secured Note will not result in any violation of any such mortgage, instrument or agreement to which Borrower is a party or by which its property is bound.

          (E) Borrower is not in default under any term or provision of any agreement between Borrower and any third parties, which agreement involves the receipt or potential receipt or the payment or potential payment by Borrower of more than $10,000.

          (F) All financial statements including all notes thereto or certificates of Borrower or any of its officers furnished to Lender are true and complete. All such financial statement have been prepared in accordance with GAAP.

          (G) This Agreement and the Secured Note have each been duly authorized and executed by Borrower and each is valid, binding and enforceable against Borrower in accordance with its terms, except that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws (whether statutory, regulatory or decisional) now or hereafter in effect relating to creditors' rights generally, and the




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

     execution, delivery and performance by Borrower of this Agreement and the Secured Note do not conflict with any law, rule, regulation, order, judgment, writ, injunction or decree applicable to Borrower of any court, regulatory body, administrative agency or governmental body having jurisdiction over Borrower.

          (H) No consent, approval, authorization or order of, registraton or filing with, or notice to any governmental authority or court is required under applicable law in connection with the execution, delivery and performance by Borrower of this Agreement and the Secured Note.

          (I) There is no action, proceeding or investigation pending or, to the best knowledge of Borrower, threatened against it before any court, administrative agency or other tribunal (i) asserting the invalidity of this Agreement or the Secured Note, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or the Secured Note, or (iii) which could reasonably be expected to materially and adversely affect the performance by Borrower of its obligations under, or the validity or enforceability of, this Agreement or the Secured Note.

          (J) Since the date of this Agreement, there has been no material adverse change in the business, operations, financial condition, properties or prospects of Borrower.

          (K) The person or persons signatory to this Agreement and any document executed pursuant to it on behalf of Borrower have full power and authority to bind Borrower. The execution, delivery and performance of this Agreement, and the Exhibits attached hereto and the other documents contemplated herein, and the performance by Borrower of all transactions contemplated herein and therein, have been duly authorized by all necessary and appropriate corporate action on the part of the Borrower.

     5.2 Representations and Warranties of the Borrower as to Each Mortgage
Loan.

(I) It is understood and agreed by Borrower and Lender that as a material inducement to Lender to enter into this Agreement and make Advances, the Borrower hereby represents and warrants to the Lender as of each Closing Date with respect to each Mortgage Loan delivered to Lender:

          (A) The Borrower is the payee and holder of each Note within the meaning of the Uniform Commercial Code and is the sole owner of the

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

     Mortgage Loan and has the right to pledge, assign and transfer the Mortgage Loan to the Lender. The Borrower has not sold, assigned or otherwise transferred any right or interest in or to the Mortgage Loan and has not pledged the Mortgage Loan as collateral for any Loan or obligation of Borrower or other purpose, except pursuant to this Agreement. The pledge of the Mortgage Loan by the Borrower to the Lender validly pledges such Mortgage Loan or Borrower's interest therein to Lender free and clear of any pledges, liens, claims, encumbrances, mortgages, charges, exceptions, participation interests or other interests and/or security interests of any third parties;

          (B) Except as expressly disclosed to and agreed by the Lender in writing, each Mortgage Loan conforms to the Lender Approved Guidelines;

          (C) All information set forth in any Certified Schedule of Mortgage Loans delivered to Lender is true and correct in all material respects, and all other information furnished to Lender by Borrower with respect to the Mortgage Loan(s) is true and correct in all material respects as of the Closing Date;

          (D) Each Note and Mortgage and the Essential Mortgage File Documents and Related Assets are in every respect genuine, are the valid instruments they purport on their face to be, are the legal, valid, binding, and enforceable obligation of the Mortgagor thereunder and not subject to any discount, allowance, setoff, counterclaim, presently pending bankruptcy or other defense; none of the Notes, Mortgages or Essential Mortgage File Documents or Related Assets are forged or have been entered into by any persons without the required legal capacity; only one original Note has been executed by the Mortgagor; and no foreclosure (including any non-judicial foreclosure) or any other legal action has been brought by the Borrower or any senior lienholder in connection therewith;

          (E) No instruments other than those delivered to the Custodian with each group of Essential Mortgage File Documents are required under applicable law to evidence the indebtedness represented by such Mortgage Loan(s) or to perfect the lien of the Mortgage(s);

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

          (F) Except as has been disclosed to an agreed to by the Lender in writing, there is no agreement with the Mortgagor regarding any variation of the interest rate and schedules of payment (except as described in the Note and Mortgage) or other terms and conditions of the Mortgage Loan, no Mortgagor has been released from liability on the Note, and no Mortgage Property has been released;

          (G) The Mortgage Loan is secured by a valid Mortgage, of first or second priority, on real property, and such Mortgage has been properly delivered to the appropriate public recording official to be filed, recorded or otherwise perfected in due course in accordance with applicable law in the appropriate jurisdiction;

          (H) The applicable Related Assets do not result in a violation of any applicable federal or state law or regulation, including, without limitation, Fair Credit Reporting Act and Regulations, the Federal Truth-in-Lending Act and Regulation Z, the Federal Equal Credit Opportunity Act and Regulation B, the Federal Real Estate Settlement Procedures Act and Regulation X, the Federal Debt Collection Practices Act and any federal or state usury laws and regulations. All disclosures required by law, federal, state or local, were properly made prior to the closing of the Mortgage Loan;

          (I) The Borrower has in its possession or has delivered to the Lender or its designee a title policy or a written commitment or interim binder which is in full force and effect issued by the title insurance company, dated and certified as of the date the Mortgage Loan was funded, with a statement by the title insurer or closing agent or attorney on such binder or commitment that the priority of the lien of the related Mortgage on and after the date of closing of the related Mortgage Loan is insured; which is in an amount at least as great as the outstanding principal balance of the Mortgage Loan; which names the Borrower or its predecessors its successors and assigns as the insured party and which is issued by a title insurer that is qualified to do business in the jurisdiction where the Mortgage Property is located. Such policy shall, as to the date of such policy: (i) Insure the absence of any lien of taxes or other assessments that are due and payable as to the Mortgage Property;
     (ii) Disclose whether

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

     all taxes and other assessments due as of the date of the policy have been paid-in-full as to the Mortgage Property; and (iii) Disclose all other matters to which like properties are commonly subject;

          (J) The Note and Mortgage contain customary, valid, legal and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgage Property of the benefits of the security created thereby subject to applicable bankruptcy and other creditors' rights laws;

          (K) The proceeds of the Mortgage Loan have been fully disbursed and any and all requirements as to completion of on-site and off-site improvements and disbursements of any escrow funds therefore have been complied with;

          (L) There are no mechanic's liens or similar liens or claims which have been filed for work, labor or material affecting the Mortgage Property which are or may be liens prior to or equal with the lien of the Mortgage and senior mortgage(s);

          (M) The Mortgage Property is free of material damage and waste and is in average repair and there is no proceeding pending or threatened for the total or partial condemnation of the Mortgage Property, and the Mortgage Property is free and clear of all hazardous material to the best of Borrower's knowledge;

          (N) All matured obligations pursuant to the Note and Mortgage have been paid or performed (excluding payments less than 29 days delinquent on a contractual basis) and the Borrower has waived any defaults, breach, violation or event of acceleration;

          (O) The Borrower has no knowledge of any fact as to such Mortgage Loan which it has failed to disclose which would materially and adversely affect the value or marketability of such Mortgage Loans;

          (P) The Borrower has no knowledge of any impediments to title that adversely affect the value (from the appraised value used to arrive at the loan-to-value ratio), enjoyment or marketability of the Mortgage Property;

          (Q) Where required by law, the Borrower has filed for record a request for notice of action by a senior lienholder under a senior lien, and the Borrower has notified any superior lienholder in writing of the existence of the Mortgage Loan and requested notification of any action to be taken against the Borrower by the superior lienholder. The Borrower shall, upon request of the Lender, cooperate in recording a new request for action in favor of the Lender and in providing superior lienholders with written requests for notification to the Lender of action against the Mortgagor;

          (R) There is no default, breach, violation or event of acceleration existing under any senior Mortgage which, with or without (i) notice, and
     (ii) the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration;

          (S) Each Note and Mortgage contains a provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event the related Mortgage Property is sold without the prior consent of the mortgagee thereunder to the extent permitted by applicable law;

          (T) All real estate appraisals made in connection with each Mortgage Loan have been performed in accordance with industry standards in the appraising industry in the area where the appraised property is located and have been performed by an appraiser who satisfies the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989;

          (U) To the best of Borrower's knowledge, no hazardous or toxic materials or wastes or products regulated by law or ordinance or asbestos or asbestos products or materials or polychlorinated biphenyls or urea formaldehyde insulation have ever been used or employed in the construction, use or maintenance of the Mortgage Property or have ever been stored, treated at or disposed of on the Mortgage Property. However, in the event it has been determined that asbestos or asbestos products or asbestos materials have been used or employed in the construction, use, or maintenance of the Mortgage Property, a duly qualified appraiser or engineer has certified that the material is in good repair or has been removed;

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

          (V) To the best of Borrower's knowledge, there has not occurred nor has any person or entity alleged that there has occurred, upon the Mortgage Property any spillage, leakage, discharge or release into the air, soil or groundwater of any hazardous materials or regulated wastes;

          (W) There are no delinquent taxes, ground rents, water charges, sewer rents, assessments, insurance premiums, leasehold payments, including assessments payable in future installments (one or more installments of which are delinquent) or other outstanding charges affecting the related Mortgage Property which constitute a lien on the Mortgage Property prior to the Mortgage;

          (X) All buildings upon the Mortgage Property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgage Property is located, pursuant to insurance policies conforming to the requirements of FNMA and FHLMC. All such insurance policies contain a standard mortgagee clause naming the Borrower, successors and assigns as mortgagee and all premiums thereon have been paid. If upon origination of the Mortgage Loan, the Mortgage Property was in an area identified on a Flood Hazard Map or Flood Insurance Rate Map issued by the Federal Emergency Management Agency as having special flood hazards (and such flood
     insurance  has   been   made   available)  a   flood   insurance
     policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect which policy conforms to the requirements of FNMA and FHLMC. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor;

          (Y) Except for the obligor under the Mortgage Loan all parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) in compliance with any and all applicable "doing business" and licensing requirements of the laws of the state wherein the Mortgage Property is located;

          (Z) All improvements which were considered in determining the Appraised Value of the related Mortgage Property lay wholly within the boundaries and building restriction lines of the Mortgage Property, and no improvements on adjoining properties encroach upon the Mortgage Property;

          (AA) In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the mortgagee to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

          (BB) No Mortgagor Loan contains provisions pursuant to which monthly payments are (i) paid or partially paid with funds deposited in any separate account established by the Borrower, the Mortgagor, or anyone on behalf of the Mortgagor, (ii) paid by any source other than the Mortgagor or (iii) contains any other similar provisions which may constitute a "buydown" provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

          (CC) The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by applicable law with respect to the making of adjustable rate mortgage loans and rescission materials with respect to Refinanced Mortgage Loans, and such statements is and will remain part of the Related Assets;

          (DD) No Mortgage Loan was made in connection with (i) the construction or rehabilitation of a Mortgage Property or (ii) facilitating the trade-in or exchange of a Mortgage Property;

          (EE) The Mortgage Property is lawfully occupied under applicable law; all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgage Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, have been made or obtained from the appropriate authorities;

          (FF) The Assignment of Mortgage is in recordable form and is acceptable for recording

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

     under the laws of the jurisdiction in which the Mortgage Property is located; and

          (GG) Any principal advances made to the Mortgagor prior to the Closing Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first or second lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable to FNMA and FHLMC. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan.

          (HH) As of each Closing Date, with respect to the aggregate of (i) all Mortgage Loans then included as Collateral hereunder and (ii) those Mortgage Loans intended to be so included on such Closing Date;

               (a) No Mortgage Loan is secured by a third lien;

               (b) Each balloon loan provides for scheduled monthly payments based on a 30-year amortization schedule with a balloon payment of the balance due under such loan no earlier than the end of the 5th year from the date of its origination; provided, however, there may be up to 5% of the aggregate outstanding principal balance of the balloon loans with the balance due earlier than at the end of the 5th year;

               (c) No Mortgage Loan is contractually delinquent for more than 29 days;

               (d) No more than 5% of the aggregate outstanding principal balance of the Mortgage Loans is secured by Mortgaged Properties that are condominiums;

               (e) No more than 20% of the aggregate outstanding principal balance of the Mortgage Loans is secured by

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

          Mortgaged Properties that are investor owned;

               (f) The weighted average Loan-to-Value Ratio of the Mortgage Loans is not greater than 75%;

               (g) No Mortgage Loan has a Loan-to-Value Ratio greater than 80% (other than 1% of the principal balance of the Mortgage Loans, which may have a Loan-to-Value Ratio of 100% provided that such loan has been preapproved by Lender for sale to a third party);

               (h) No more than 20% of the aggregate outstanding principal balance of the Mortgage Loans is represented by loans made on a no income verification basis; and

               (i) The aggregate outstanding principal balance of the Mortgage Loans which are ARMs is no more than $1,500,000.

(II) The Mortgage Loans consisting of ARMs (i) were not selected by Borrower for inclusion on a Borrowing Request on any basis which would adversely affect Lender, (ii) are of no less than the average credit quality of the ARMs in the pool of mortgage loans owned by the Borrower, (iii) have not had the right to future changes in the interest rate and payment schedules waived by Borrower or any previous holder of such ARM, (iv) are secured by a first lien, and (v) have as an applicable Index a reference to the London interbank offering rate or U.S. Treasury Securities.

     5.3 Survival. To induce Lender to provide Advances, Borrower makes the representations and warranties set forth herein, each and all of which shall:
(i) survive the execution and delivery of this Agreement and the making of any Advance by Lender; (ii) inure to the benefit of Lender and (iii) be deemed to have been relied upon in making Advances hereunder by Lender regardless in each case of any investigation or review Lender may have or shall hereafter make; provided, however, that any such representations and warranties shall not be deemed to survive with respect to any Collateral which secures any Advances which are repaid in full.

     6.   COVENANTS.

     During the term of this Agreement, and thereafter for so long as there is any outstanding amounts owed to the Lender pursuant to this Agreement, Borrower hereby makes to the Lender each of the following covenants (both affirmative and negative):

     6.1 Affirmative Covenants.

          (A) Borrower shall timely make any payment of interest or principal or any other sum, which has become due whether by acceleration or otherwise (including the failure to make a mandatory prepayment), under the terms of the Secured Note, this Agreement or any other document evidencing or securing indebtedness of Borrower to Lender or any of its affiliates.

          (B) In the event of a filing against Borrower of a petition for liquidation, reorganization, arrangement or adjudication as a bankrupt or similar relief under the bankruptcy, insolvency or similar laws of the United States or any state or territory thereof or of any foreign jurisdiction or there shall be appointed a receiver, conservator, liquidator, assignee, custodian, trustee, sequestrator or other similar official of Borrower or any substantial part of its property or the ordering of the winding-up or liquidation of its affairs, dismissal of such filing, appointment or Order shall be secured within 90 days of such filing.

          (C) Borrower shall maintain Equity of at least $5,000,000.

          (D) Borrower shall, promptly upon preparation, but in no event later than 45 days (unless otherwise agreed, in which event no later than 60 days) following the end of its first three fiscal quarters, deliver to Lender its unaudited financial statements as of the end of such fiscal quarter, together with a certificate of the chief executive officer or the chief accounting officer of the Borrower to the effect that (i) to the best knowledge of such officer, such financial statements are true, complete and correct and (ii) nothing has come to the attention of such officer which has caused such officer to believe that such financial statements were not prepared in accordance with GAAP. Borrower shall, promptly upon preparation, but in no event later than 75 days (unless otherwise agreed, in which event no later than 90 days) following the end of such party's fourth fiscal quarter, deliver to Lender its audited and certified financial statements, prepared in accordance with GAAP, as of the end of the most recently ended fiscal year, which audits and certifications shall each be prepared by an independent public accounting firm. In all cases, financial statements shall include, without limitation, a balance sheet, a profit and loss statement and a statement of cash flows.

          (E) Borrower shall notify Lender in writing, promptly upon learning of
     (I) any breach of any representation, warranty, covenant or agreement (i) under this Agreement, (ii) any borrowing agreement or other instrument or agreement pertaining to indebtedness for borrowed money in excess of $250,000; or (II) the existence of any default of which Borrower has knowledge under any agreement involving the receipt or potential receipt or the payment or potential payment by Borrower of more than $250,000.

          (F) Borrower shall, promptly upon filing, deliver to Lender copies of all public filings made by it with any governmental or quasi-governmental body.

          (G) Borrower shall pay and discharge all taxes, assessments and governmental charges upon it, its income and properties as and when such taxes, assessments and charges are due and payable, except and to the extent only that such taxes, assessments and charges are being actively contested in good faith and by appropriate proceedings, Borrower shall maintain adequate reserves on its books therefor.

          (H) Borrower shall file all federal, state and local tax returns and other reports the Borrower is required by law to file and maintain adequate reserves for the payment of all taxes, assessments, governmental charges, and levies imposed upon it, its income, or its profits, or upon any property belonging to it.

          (I) The Borrower shall preserve and maintain the Borrower's separate existence as a corporation and all rights, privileges, and franchises in connection therewith, and maintain its qualification and good standing in all states in which the failure to be so qualified might have a material adverse effect on the financial condition, business or properties of the Borrower.

          (J) Borrower shall comply with all laws, ordinances, governmental rules and regulations to which the Borrower is subject, and obtain and keep in force any and all licenses, permits, franchises, or other governmental authorizations from, give all such notices promptly to, register, enroll or file promptly all such agreements, instruments or documents required by applicable laws with, and promptly take all such other legally required action with respect to, any governmental or regulatory authority, agency or official, as is required under any provision of any applicable law and that it is necessary (i) for the continued operation of any of the Borrower's activities or business or the performance by the Borrower of any of its agreements or obligations under this Agreement, the Secured Note, or Custodial Agreement, or (ii) to ensure the continuing legality, validity, binding effect or enforceability of this Agreement, the Secured Note, or Custodial Agreement or any of the obligations thereunder of the Borrower necessary to the ownership of its properties or to the conduct of its businesses.

          (K) The Borrower shall provide the Lender with such other documentation and information pertaining to any Mortgage Loans, at any time and from time to time, as Lender may reasonably request.

          (L) If any Advance is made pursuant to a Custodian's certification set forth in clause (i) of Section 4.1(B) hereof, the Borrower shall, within three Business Days deliver to the Lender a certificate of the Custodian to the effect set forth in Section 4.1(B)(ii).

     6.2 Negative Covenants.

          (A) Borrower shall not (i) assign or attempt to assign this Agreement or any rights hereunder, without first obtaining the specific written consent of Lender, which consent can be withheld for any reason or for no reason, or (ii) grant any security interest, lien or other encumbrance on any Collateral to other than Lender or any of its affiliates.

          (B) Borrower shall not commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law or to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Borrower, or of any substantial part of its property, and Borrower shall not make any general assignment for the benefit of creditors, or fail generally to pay debts as such debts become due, and shall not take corporate action in furtherance of any of the foregoing.

          (C) Borrower shall not suffer any material adverse change in its business, operations, financial condition, properties or prospects.

          (D) Borrower shall not default under any term or provision of any agreement between (x) Borrower and (y) Lender or any of its affiliates or any third parties, which default shall not have been cured within an applicable cure period, if any.

          (E) There shall be no Change of Control, and Borrower shall not merge or consolidate with or into, any other entity without the prior written consent of Lender, which consent shall not be unreasonably withheld.

          (F) During the term of this Agreement, Borrower shall not engage in any business other than as a mortgage loan broker or mortgage banking firm, except with the prior written consent of Lender, which consent shall not be unreasonably withheld.

          (G) Borrower shall not (i) dissolve or terminate its existence, (ii) enter into any joint venture or become a partner in any partnership, (iii) transfer any assets to any affiliate except as otherwise expressly permitted or contemplated hereby, or (iv) issue or distribute any securities or create any subsidiary without the prior written consent of Lender, which consent shall not be unreasonably withheld; provided, however, that any Change of Control which is caused by any of the actions described in this subsection 6.2(G) shall not have the effect of validating a Change of Control which is otherwise prohibited under the provisions of subsection 6.2(E).

          (H) Except for the making and purchase of mortgage loans in the ordinary course of business, Borrower shall not make or permit to exist

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

     investments in or loans to any other person, entity or affiliate.

          (I) Borrower shall not guarantee, endorse or otherwise in any way become or be responsible for any obligations of any other person, entity or affiliate; provided, however, that nothing contained herein shall prevent Borrower from (i) indemnifying its officers and directors pursuant to the bylaws of Borrower, (ii) endorsing checks and other instruments of or for deposit, (iii) the sale of mortgage loans with recourse in the ordinary course of business of Borrower, (iv) reimbursing amounts due under tax, assessment and other customary provisions in real estate leases governing Borrower's leases and (v) agreeing to customary indemnities of the type and kind normally included in agreements to borrow money or underwriting or placement agreements of the Borrower;

provided, further, however, that no transaction that occurs in the course of buying and selling mortgages will constitute a violation of this section it made in the ordinary course of business of Borrower.

          (J) Borrower shall not, in the aggregate, make or commit to make capital expenditures in excess of $1,000,000 during the period commencing on the date of this Agreement terminating on the first anniversary date hereof, and thereafter, borrower shall not, in the aggregate, make or commit to make capital expenditures in excess of $1,000,000 during any single year measured from the first anniversary date hereof, without the written consent of Lender, which consent shall not be unreasonably withheld.

          (K) Borrower will not commit any act in violation of applicable laws, or regulations promulgated pursuant thereto that relate to the Mortgage Loans or that materially and adversely affect the operations or financial condition of Borrower.

     7. REPAYMENT OF ADVANCES.

     7.1 Repayment. No Advance is pre-payable, except as required by Section
7.4. Borrower agrees to pay Lender any of its direct costs incurred in prepaying any Mortgage Loan earlier than the Repayment Date. Any such repayment shall be paid to Lender by wire transfer to an account designated by

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

the Lender in immediately available funds in any event on the earlier to occur of any sale thereof and the Repayment Date. The Lender shall deliver to Borrower or its designee the Essential Mortgage File Documents and any other Related Assets in its possession with respect to such Mortgage Loan after such repayment.

     7.2 Interest on Advances. Borrower shall pay to Lender on the fifteenth Business Day of each month interest on all Advances that were outstanding at any time during the prior month at an annual rate equal to the Advance Libor Rate plus 175 basis points.

     7.3 Computation of Interest. Interest on Advances shall be computed on the basis of a 360-day year and 12 30-day months. In computing the interest on any Advances, the date of making the Advance shall be included and the date of repayment shall be excluded; provided, that if an Advance is repaid on the same day on which it is made, one day's interest shall be paid on that Advance.

     7.4 Mandatory Prepayments and Rights.

          (A) The Lender has the right to require, in its unreviewable discretion, the Borrower to prepay any Advance in part and to the extent of the outstanding principal balance of each Related Mortgage Loan which breaches one or more of the representations and warranties listed above; provided, however, that if no Event of Default has occurred and is continuing, then in lieu of any prepayment required by this Section 7.4(A), the Borrower may pledge additional Mortgage Loans complying with the terms of this Agreement with an aggregate outstanding principal balance equal to the amount of such required prepayment.

          (B) The Borrower shall prepay an Advance in part (i) in the event of a payoff of a Related Mortgage Loan, in an amount equal to the portion of the Advance that relates to such Mortgage Loan; (ii) in the event of a Curtailment, in an amount equal to such Curtailment; (iii) if a Mortgage Loan is delivered in substitution of a Mortgage Loan previously listed on a Certified Schedule of Mortgage Loans and the then-outstanding principal balance of the substitute Mortgage Loan is less than the portion of the Advance that relates to the replaced Mortgage Loan, in an amount equal to such difference; and (iv) on the last day of any month, in an amount equal to the aggregate of all principal payments received by the Borrower during such month in respect of the Mortgage Loans and not

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

     previously remitted to the Lender; provided, however, that if no Event of Default has occurred, then in lieu of any prepayment required by this clause (iv), the Borrower may pledge additional Mortgage Loans complying with the terms of this Agreement with an aggregate outstanding principal balance equal to the amount of such required prepayment.

          (C) If at any time more than 5% of the aggregate principal balance of the Mortgage Loans is more than 60 days delinquent (determined as to each Mortgage Loan on a contractual basis), the Lender may require the Borrower to prepay the Advances in part with respect to such Mortgage Loans so that not more than 5% of the aggregate principal balance of the Mortgage Loan is contractually delinquent[, and in the event that any Mortgage Loan is contractually delinquent] for 90 or more days, the Borrower shall prepay the Advances in part with respect to such Mortgage Loan.

          (D) Within 15 Business Days of receipt of a Spread Deficiency Notice, if a Spread Deficiency shall then still exist Borrower shall either:

     (i) pay to the Lender an amount equal to the product of (a) the aggregate principal balance of the Mortgage Loans pledged to the Lender and (b) the product of (x) .00025 by (y) the Spread Deficiency; or

     (ii) substitute one or more Mortgage Loans previously included on one or more Certified Schedules of Mortgage Loans with substitute Mortgage Loans complying with the provisions of this Agreement so that the result of such substitution is to eliminate the Spread Deficiency;

     provided, however, that if any payment is made by the Borrower to Lender pursuant to this subsection, (a) such payment shall be applied to deduct the outstanding principal balance of the Advances and (b) the Spread Deficiency relating to such payment shall be deemed "cured" (the amount of such Spread Deficiency, the "Cured Spread Deficiency Account") and no further payment shall be required in respect of the Spread Deficiency unless the amount of the Spread Deficiency exceeds the Cured Spread Deficiency Amount.

     In the event that the yield on four Year Treasury Securities is rising, the Borrower may, but is not required to, cure the Spread Deficiency by more than the minimum required amount for the purpose of delaying or reducing expected future Spread Deficiencies.

          (E) Any prepayment required by clauses (i), (ii) or (iii) of Section 7.4(B) of this Agreement shall be no later than five Business Days after the date on which the event giving rise to such required prepayment occurs. Unless otherwise specified in this Agreement, any other prepayment required of this Section 7 shall be made within three Business Days of the event giving rise to such required prepayment.

          (F) In the event a prepayment is required under this Agreement as a result of a Curtailment or full repayment by the Mortgagor of the Mortgage Loan, then the amount of such repayment shall be applied first to reduce the outstanding principal balance of the related Advance, then to reduce the accrued and unpaid interest of the related Advance. In all other cases, the amount of such prepayment shall be applied first to reduce the accrued and unpaid interest of the Advances and then to reduce the outstanding principal balance of the Advances.

          (G) The Borrower shall comply with the document delivery requirements set forth in the Custodial Agreement including, without limitation, the delivery of all documents necessary to complete each mortgage file relating to the Mortgage Loans within three Business Days following the Closing Date for the Advance relating to such Mortgage Loans.

     7.5 Default Rate. Any amount owing to Lender by Borrower under this Agreement which is not paid on the related Repayment Date, shall bear interest at the Default Rate until paid.

     8. SECURITY.

     8.1 Grant of Security Interest. To secure the payment of Advances and the performance of Borrower's other obligations hereunder, Borrower pledges and hypothecates to Lender, and grants a continuing lien and first priority security interest in favor of Lender in, all of Borrower's right, title and interest in and to the following (the "Collateral"):

          (A) All Mortgage Loans, Mortgages, Mortgage Notes and Essential Mortgage File Documents, Related Assets and other documents and property as shall be deposited with, or held by or at the direction of Lender pursuant to this Agreement and the Custodial Agreement;

          (B) All payments and prepayments of principal, interest, penalties and other income due or to become due on all Mortgages Loans, Mortgages and Mortgage Notes referred to in Paragraph (a) above, and all proceeds thereof, all the right, title and interest of every nature whatsoever of Borrower in and to the same and all property used in connection therewith (subject to Borrower's right under this Agreement to collect certain payments so long as no Event of Default shall have occurred and be continuing) including, without limitation the following: (i) all rights, liens and security interests existing with respect to, or as security for, all such Mortgage Loans; (ii) all hazard insurance policies, flood insurance policies (if applicable), title insurance policies or condemnation proceeds with respect to each such Mortgage Loan (and amounts received by Borrower for the purpose of payment of real property taxes, assessments and insurance premiums pursuant to the terms of Mortgage Notes); (iii) the servicing rights attributable to the Mortgage Loans; and
     (iv) all private mortgage insurance policies, if any, with respect to each such Mortgage Loan.

          (C) All files, surveys, certificates, correspondence, appraisals, computer programs, tapes, discs, cards, accounting records and other records, and data of Borrower related to the Mortgage Loans referred to in Paragraph (a) above (but not including the general accounting materials of Borrower); and

          (D) All products, profits and proceeds of any of the property described in the foregoing Paragraphs (A) and (B) and any other property or documents relating to any of the foregoing that may, from time to time hereafter, come into Borrower's possession and/or be delivered by Borrower to Lender or its designee under this Agreement.

     8.2 Authority to Collect. So long as no Event of Default shall have occurred and be continuing, Borrower shall have the right to collect for its own account all payments (but not proceeds of the sale of Mortgage Loans) of principal, interest, penalties and other amounts due or to become due on Mortgage Loans and pledged and hypothecated under this Agreement.

     8.3 Lender Appointed Attorney-in-Fact. Upon the occurrence of an Event of Default, Borrower hereby appoints Lender as Borrower's attorney-in-fact, with full power of substitution, for the purpose of taking such action and executing such documents, in the name of Borrower or otherwise, as Lender may deem necessary or advisable to further perfect its interest in, or realize upon, or execute its interest in the Collateral, which appointment is coupled with an interest and is irrevocable. Lender agrees promptly to notify Borrower after any such action or execution of instruments, provided that the failure to give such notice shall not affect the validity of such action or execution of instruments.

     8.4 Security for Obligations. This Agreement shall constitute a security agreement and create a continuing first perfected security interest in the Collateral and shall: (i) remain in full force and effect until payment in full of Secured Note; (ii) be binding upon Borrower, its respective successors and assigns and (iii) inure to the benefit of Lender and its successors, transferees and assigns.

     9. EVENTS OF DEFAULT.

     9.1 Event of Default. The occurrence of any of the following conditions or events shall constitute an "Event of Default" hereunder:

          (A) Failure to Make Payments When Due. (i) Failure to pay the principal of any Advance by the Repayment Date, whether at maturity, by acceleration, by notice of prepayment or otherwise; or (ii) Failure to pay any interest on Advances with respect to any month by the fifteenth Business Day of the following month; or

          (B) Default in Other Agreements. Failure of Borrower to pay or any default in the payment of any principal of or interest on any other indebtedness or in the payment of any contingent obligation beyond any period of grace provided or breach or default with respect to any other material term of any evidence of any other indebtedness or of any loan agreement, security agreement, mortgage, indenture or other agreement relating thereto, if the effect of such failure, default or breach is to cause, or to permit the holder or holders of that indebtedness (or a trustee on behalf of such holder or holders) to cause, indebtedness of Borrower in the aggregate amount of $10,000 or more to become or be declared due prior to its stated maturity; or

          (C) Breach of Representations, Warranties, etc. Breach by Borrower of any representation, warranty, covenant or agreement set forth in this Agreement; provided, however, that no breach of the representations and warranties set forth in Section 5.2 shall be deemed to have occurred if
     (i) such breach involves less than 5% of the Mortgage Loans securing any Advances, and (ii) such Mortgage Loans are repayed or substituted pursuant to Section 7.4(A) within five (5) Business Days after Borrower learns of such breach, whether by written notice from Lender of such Breach or otherwise; or

          (D) Other Defaults. Borrower shall default in the performance of or compliance with any term contained in this Agreement, other than those contained in this Agreement, other than those referred to in Paragraph (A) or (C) above and such default shall not have been remedied or waived within 10 days after Borrower learns of such breach, whether by written notice from Lender of such breach or otherwise; or

          (E) Involuntary Bankruptcy; Appointment of Receiver, etc. Either: (i) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of Borrower in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, which decree or order is not stayed; or (ii) any other similar relief shall be granted under any applicable federal or state law, or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, trustee, custodian or other officer having similar powers over Borrower or over all or a substantial part of its property, shall have been entered, or the involuntary appointment of an interim receiver, trustee or other custodian of Borrower for all or a substantial part of its property, or the issuance of a warrant of attachment, execution or similar process against any substantial part of the property of Borrower, and the continuance of any such events in clauses
     (i) and (ii) for 45 days unless dismissed, bonded or discharged; or

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

          (F) Voluntary Bankruptcy; Appointment of Receiver, etc. Borrower shall have an order for relief entered with respect to either party or commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion to an involuntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; the making by Borrower of any assignment for the benefit of creditors; or the inability or failure of Borrower, or the admission of Borrower in writing of its inability to pay its debts as such debts become due or the Board of Directors of Borrower (or any committee thereof) adopts any resolution or otherwise authorizes action to approve any of the foreoging; or

          (G) Judgments and Attachments. Any money judgment, writ or warrant of attachment, or similar process involving in any case an amount in excess of $10,000 shall be entered or filed against Borrower or its assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 30 days or in any event later than five days prior to the date of any proposed sale thereunder; or

          (H) Dissolution; Liquidation. Any order, judgment or decree shall be entered against Borrower decreeing its dissolution or liquidation and such order shall remain undischarged or unstayed for a period in excess of 20 days.

     9.2 Remedies.

          (A) Upon the occurrence of any Event of Default, the unpaid principal amount of and accrued interest on the Secured Note and any interest on Advances due under Section 7 shall automatically become due and payable, without presentment, demand or other requirements of any kind, all of which are hereby expressly waived by Borrower, and the obligation of Lender to make Advances shall thereupon terminate.

          (B) Upon the occurrence of any Event of Default, Lender may do any or all of the following:

               (i) Foreclose upon or otherwise enforce its security interest and lien on the




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

          Collateral to secure all payments and performance of obligations owed by Borrower under Secured Note and this Agreement.

               (ii) Notify all obligors of Collateral that the Collateral has been assigned to Lender and that all payments thereon are to be made directly to Lender or such other party as may be designated by Lender; settle, compromise or release, in whole or in part, any amounts owing on the Collaterral, any portion of the Collateral, by any such obligor on terms acceptable to Lender in a commercially reasonable manner; enforce payment and prosecute any action or proceeding with respect to any and all Collateral; and where any such Collateral is in default, foreclosure on, and enforce security interests in, such Collateral by any available judicial procedure or without judicial process and sell property acquired as a result of any such foreclosure in a commercailly reasonable manner.

               (iii) Cause any disposition of all or any portion of the Collateral to be conducted immediately upon the occurrence of an Event of Default (or immediately upon the expiration of any period of delay or notice required by law) or Lender may delay any such sale or other disposition for such period of time as Lender deems to be in its best interest. Should Lender decide to conduct more than one such sale or disposition, the Lender may at its option cause the same to be conducted simultaneously or successively on the same day or upon such different days or at such different times and in such order as Lender may deem to be in its best interests. Borrower waives, to the fullest extent permitted by law, any prejudice resulting to it from any such decision.

               (iv) Sell the Collateral in one or more lots, at one or more times, at public or private sales, in an established market therefor or otherwise, and with or without notice of any kind, as Lender may elect, at such prices and on such terms, as to cash or credit, as a Lender may deem proper, and in the case of pledged Mortgages, with or without servicing rights. Any sale may be made at any place designated by Lender, and Lender shall


                                       34


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

          have the right to become the Lender at any such sale which is open to the public. Lender shall have the right in connection with the Collateral either to sell the same as above provided, or to foreclose, sue upon, or otherwise seek to enforce the same in its own name or in the name of Borrower as provided herein. Subject to the foregoing provisions of this paragraph, after the Event of Default shall occur and be continuing, Lender shall have the right to renew, extend the time of payment of, or otherwise modify, amend, supplement, settle or compromise, in any manner, any obligations for the payment of money included in the Collateral, any security therefor and any other agreements, instruments, claims or chooses in action of any kind, which may be included in the Collateral.

               (v) Take possession of all or any portion of the Collateral that is not already in the possession of Lender and Borrower agrees immediately to assemble and make available the Collateral to Lender at a location convenient to the Lender. Lender may manage and protect the Collateral, do any acts which Lender deems proper to protect the Collateral as security hereunder, and sue upon any contract or claim relating to the Collateral and receive any payments due thereon or any damages thereunder, and apply all sums received to the payment of the indebtedness secured hereby in accordance with Section 9.3 in such order as Lender shall determine. Any such actions of Lender shall not, absent written ratification by Lender, be deemed to impose upon Lender any of Borrower's obligations under any contracts.

               (vi) Be entitled, without regard to the adequacy of the security for the indebtedness secured hereby, to the appointment of a receiver by any court having jurisdiction without notice, to take possession of and protect, collect, manage, liquidate, and sell the Collateral or any portion thereof, collect the payments due with respect to the Collateral or any portion thereof, and do anything that a Lender or owner of the Collateral is authorized with respect thereto to do.




                                       35


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

               (vii) Act, or contract with a third party to act, as servicer of each item of Collateral requiring, servicing with any such third party's fees to be paid by Borrower.

               (viii) Exercise all rights and remedies of a secured creditor under the Uniform Commercial Code, including, but not limited to, selling the Collateral at public or private sale.

               (ix) Exercise any and all other rights and remedies of Lender as it shall deem appropriate at law, in equity, or otherwise.

          (C) All remedies are cumulative. Any failure on the part of Lender to exercise or any delay in exercising any right hereunder shall not operate as a waiver thereof, nor shall any single or partial exercise by Lender of any right hereunder preclude any other exercise thereof or the exercise of any other right.

     9.3 Application of Proceeds. Any money collected by Lender pursuant to this
Section 9 (whether upon voluntary payment, foreclosure or otherwise) shall be promptly applied as follows unless otherwise required by provisions of applicable law:
          (A) First, to the payment of all expenses incurred by Lender under this Agreement in enforcing its rights hereunder including all costs and expenses of collection, reasonable attorneys fees, court costs and foreclosure expenses.

          (B) Second, to the payment of all interest on Advances to the extent amounts are then due thereon.

          (C) Third, to the payment of all principal of Advances to the extent amounts are then due thereon.

          (D) Fourth, to Borrower.

     10. INDEMNIFICATION.

     Without limiting any other rights which Lender or Borrower may have hereunder or under applicable law, and in addition to any other indemnity provided hereunder, Borrower hereby agrees to indemnify Lender and its respective officers, directors, agents and employees (each, an "Indemnified Party") from and against any and all Losses incurred by any of them relating to or resulting from:

          (i) any representation or warranty made by Borrower (or any officers, employees or agents of Borrower) under or in connection with this Agreement, any periodic report required to be furnished hereunder or any other information or document delivered by Borrower pursuant hereto, which shall have been false or incorrect in any material respect when made or deemed made;

          (ii) the failure by Borrower to comply with any applicable law, rule or regulation with respect to any Advance or any other transaction contemplated hereunder; or

          (iii) the failure by Borrower (if so requested by Lender) to execute and properly file, or any delay in executing and properly filing, financing statements or other similar instruments or documents under the Uniform Commercial Code of any applicable jurisdiction or other applicable laws with respect to the Collateral.

     The agreements of Borrower in this Section 10 shall be in addition to any liabilities that Borrower may otherwise have and shall apply whether or not Lender or any other Indemnified Party is a formal party to any lawsuit, claim or other proceeding. For purposes of enforcing such agreements, Borrower hereby consents to personal jurisdiction, service and venue in any court in which any claim or proceeding which relates to the services or matters that are the subject of this Agreement is brought against Lender or other Indemnified Party.

     11. NOTICES.

     All notices or other communications provided for herein shall be in writing and shall be deemed to have been given or made when sent Certified Mail, Return Receipt Requested, postage prepaid, or, in the case of telegraphic notice, when delivered to the telegraph company, addressed as set forth below or to such other address as may be hereafter designated in writing by the respective parties hereto:

     Lender:   Industry Mortgage Company, L.P.
               3450 Buschwood Park Drive, Suite 250
               Tampa, Florida 33168
               Attn: Mr. George Nicholas
               Fax: (810 932-8257
               Tel: (813)932-2211

     Borrower: American Industrial Loan Association


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

               3420 Holland Rd., Suite 107
               Virginia Beach, VA 23452
               Attn: Mr. Allen D. Wykle
               Fax: (804) 403-1978
               Tel: (804) 403-1400

     12. APPOINTMENT OF ATTORNEY.

     Borrower hereby appoints any officer or employee of Lender its true and lawful attorney to sign and deliver to Lender on behalf of Borrower any instrument or document and also any other writing which may be used in connection therewith to evidence any security interest in any Collateral. This power of attorney shall not be used to create any new obligation of Borrowers to Lender not provided for herein or for the institution of suit in Borrower's name, except as may be set forth in Section 9.2 hereof.

     13. ACCESS TO BORROWER DOCUMENT AND INFORMATION.

     Borrower shall provide to Lender and its appointed agents access to documentation and information regarding the Collateral and the Borrower as Lender may reasonably request, including, but not limited to, the Mortgage Loans and any and all accounting records and financial statements of Borrower, such access being afforded without charge upon reasonable request and during normal business hours at the offices of the Borrower designated by it within the continental United States.

     14. TERMINATION.

     Lender's obligation to make Advances pursuant to this Agreement shall terminate upon the earliest of the following to occur: (i) the first quarterly renewal date, commencing on April 1, 1996 and continuing on each July 1, December 1, January 1, and April 1 thereafter; provided, however, that unless Lender has sent written notice of its intention to terminate this Agreement to Borrower 30 days prior to any such quarterly renewal date, this Agreement, including Lender's obligation to make Advances hereunder shall continue to the next quarterly renewal date; (ii) any Event of Default; (iii) the first anniversary date of the commencement of this Agreement; provided, however, that Lender may renew the Agreement to the next succeeding anniversary date by sending written notice of its intention to renew this Agreement to Borrower.

     In the event of termination, all outstanding Advances under the Note and this Agreement shall become immediately due and payable without further notice or demand.


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

     15. MISCELLANEOUS PROVISIONS.

          15.1 Custodial Agreement. Notwithstanding anything stated herein to the contrary, the Lender and the Borrower agree to enter into a custodial agreement with a mutually acceptable bank or other such custodian for the purposes of retaining custody of the Essential Mortgage File Documents, which custodial agreement shall have terms and provisions which are reasonably agreed upon by the parties thereto.

          15.2 Representation of Servicer and Lender. If any of the Mortgage Loans are presently serviced by any third party, Borrower shall obtain and deliver on the Closing Date a representation and warranty to Lender from each such servicer that, as of the Closing Date, there are not taxes, ground, rents, water charges, sewer rents, assessments payable in future installments, or other outstanding charges adversely affecting the lien of any Mortgage or Mortgaged Property; which amounts are being escrowed and which are due and payable. If requested by the Lender, each such servicer shall submit proof of the foregoing representation and warranty.

          15.3 Costs and Expenses. Except as explicitly provided herein, Borrower and Lender shall each fulfill its obligations pursuant hereto at its own cost and expense.

          15.4 Agency; Joint Venture. Neither this Agreement nor any action taken pursuant hereto shall make either party an agent or representative of the other or be deemed to create a joint venture among the parties hereto.

          15.5 Complete Agreement; Modification; Sale or Assignment. This Agreement constitutes the complete agreement between Borrower and Lender with respect to the subject matter hereof and may not be modified, altered, or amended except by a writing signed by Borrower and Lender. Neither party hereto may sell, assign, or transfer any of its rights or obligations pursuant hereto except with the written consent of the other party, which consent shall not be unreasonably withheld. Nothing herein shall in any way limit Lender's right to assign the Secured Note to any other person or entity.

          15.6 No Waiver. No undertaking, agreement, covenant, representation or warranty of Borrower contained herein shall be deemed to have been waived by Lender, unless such waiver is by an instrument in writing signed by Lender. Any such waiver by Lender shall not be deemed to be waiver of any other undertaking, agreement, covenant, representation or warranty. Lender's failure, at any time, to require strict performance of any provision hereof shall not waive, affect or diminish any right of Lender thereafter to demand strict compliance therewith or performance thereof.


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

          15.7 Parties. This Agreement, shall be binding upon, and inure to the benefit of, the successor and permitted assigns of the parties hereto.

          15.8 Severability; Section Headings. Any invalidity of any provisions of Secured Note or this Agreement shall not affect the validity of any other provision hereof. The section headings contained herein shall be without substantive meaning and shall not be deemed to be a part of this Agreement

          15.9 Construction. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine, and neuter gender shall include the masculine, feminine, and the neuter. The words "herein," "hereof," "hereto," "hereby," and other words of similar import shall be deemed to refer to this Agreement as a whole and not to any particular section, subsection, or clause of this Agreement.

          15.10 Interpretation. No provision of this Agreement, the Secured Note or the Custodial Agreement shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured, drafted or dictated such provisions.

          15.11 GOVERNING LAW; CONSENT TO FORUM. THIS AGREEMENT HAS BEEN NEGOTIATED, EXECUTED AND DELIVERED AT AND SHALL BE DEEMED TO HAVE BEEN MADE IN NEW YORK, NEW YORK. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS RULES THEREIN. BORROWER HEREBY CONSENTS AND AGREES THAT THE SUPREME COURT OF NEW YORK COUNTY, NEW YORK OR, AT LENDER'S OPTION, THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN BORROWER AND LENDER PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT. BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND BORROWER HEREBY WAIVES ANY OBJECTION WHICH BORROWER MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING FOR SUCH LEGAL OR EQUITABLE RELIED AS IS DEEMED APPROPRIATE BY SUCH COURT. NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO AFFECT THE RIGHT OF LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW, OR TO PRECLUDE THE ENFORCEMENT BY LENDER OR ANY JUDGMENT OR ORDER OBTAINING IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SAME IN ANY OTHER APPROPRIATE FORUM OR JURISDICTION.


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

          15.12 WAIVER OF TRIAL BY JURY AND OTHER WAIVER BY BORROWER. BORROWER WAIVES (i) THE RIGHT TO TRIAL BY JURY (WHICH LENDER HEREBY ALSO WAIVES) IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS AGREEMENT; (ii) PRESENTMENT, DEMAND AND PROTEST AND NOTICE OF PRESENTMENT, PROTECT, DEFAULT, NON PAYMENT, MATURITY, RELEASE, COMPROMISE, SETTLEMENT, EXTENSION OR RENEWAL OF ANY OR ALL ACCOUNTS, CONTRACT RIGHTS, DOCUMENTS, INSTRUMENTS, CHATTEL PAPER AND GUARANTIES ANY TIME HELD BY LENDER ON WHICH BORROWER MAY IN ANY WAY BE LIABLE AND HEREBY RATIFIES AND CONFIRMS WHATEVER LENDER MAY DO IN THIS REGARD; (iii) NOTICE PRIOR TO TAKING POSSESSION OR CONTROL OF THE COLLATERAL OR ANY BOND OR SECURITY WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING LENDER TO EXERCISE ANY OF LENDER'S REMEDIES; (iv) THE BENEFIT OF ALL VALUATION, APPRAISEMENT AND EXEMPTION LAWS; AND (v) NOTICE OF ACCEPTANCE HEREOF. BORROWER EACH ACKNOWLEDGES THAT THE FOREGOING WAIVERS ARE A MATERIAL INDUCEMENT TO LENDER'S ENTERING INTO THIS AGREEMENT AND THAT LENDER IS RELYING UPON THE FOREGOING WAIVERS IN ITS FUTURE DEALINGS WITH BORROWER. BORROWER WARRANTS AND REPRESENTS THAT IT HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

          15.13 Headings. The section headings are not part of this Agreement and shall not be used in its interpretation.

          15.14 Counterparts. For the purpose of facilitating the execution of this Agreement and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed to be an original, and together shall constitute and be one and the same instrument.

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties intending to be legally bound hereby, as of the date first written above.

                               INDUSTRY MORTGAGE COMPANY, L.P.
                               By:  Industry Mortgage Corporation,
                               Its:  General Partner


                               By: /s/ George Nicholas
                               ------------------------------------------------
                               Name:  George Nicholas
                               Title:    Chief Executive Officer



                               AMERICAN INDUSTRIAL LOAN ASSOCIATION,
                               a Virginia Corporation


                               By: /s/ Allen D. Wykle
                               ------------------------------------------------
                               Name:  Allen D. Wykle
                               Title:    President/Chairman

                               APPROVED RESIDENTIAL MORTGAGE, INC.,
                               a Virginia Corporation


                               By: /s/ Neil Phelan
                               ------------------------------------------------
                               Name:  Neil Phelan
                               Title:    President

                               ARMADA RESIDENTIAL MORTGAGE, LLC,
                               a Virginia Limited Liability Company
                               By:  Approved Residential Mortgage, Inc.
                               Its:   Managing Member


                               By: /s/ Allen D. Wykle
                               ------------------------------------------------
                               Name:  Allen D. Wykle
                               Title:    Chairman

                                LIST OF EXHIBITS

     Exhibit A           Form of Secured Note
     Exhibit B           List of Related Assets
     Exhibit C           Form of Request for Borrowing
     Exhibit D           Lender Approved Guidelines
     Exhibit E           Form of Officers' Certificate
     Exhibit F           Certified Schedule of Mortgage Loans

                                PROMISSORY NOTE

Up to $8,000,000                                         Dated: January 29, 1996

FOR VALUE RECEIVED the undersigned American Industrial Loan Association and its subsidiaries, Approved Residential Mortgage, Inc., and Armada Residential Mortgage, LLC, jointly and severally, each organized and existing under the laws of the State of Virginia, ("Borrower") HEREBY PROMISES TO PAY to the order of Industry Mortgage Company, L.P., a Delaware limited partnership ("Lender"), for the benefit of Lender and holders from time to time of interests herein, in lawful money of the United States of America, (i) the principal amount of each Advance made by Lender to Borrower pursuant to the Loan and Security Agreement dated as of January 29, 1996 (as amended from time to time, the "Loan and Security Agreement") between Lender and Borrower, on the Repayment, and (ii) interest on each such Advance outstanding from and including the date on which such Advance is made until the principal amount of such Advance is paid in full, such interest to be payable on the fifteenth Business Day of the month following the month with respect to which it accrued (provided that, any overdue principal and accrued interest thereon shall be payable on demand), at an interest rate per annum with respect to such Advance equal to the interest rate applicable to such Advance pursuant to Section 7.2 of the Loan and Security Agreement. Each Advance shall be made pursuant to an executed Request for Borrowing (each as defined in the Loan and Security Agreement).

1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Loan and Security Agreement.

2. Loan and Security Agreement. This promissory note ("Promissory Note") is the Secured Note referred to in the Loan and Security Agreement and is entitled to the benefits thereof and shall be subject to the provisions thereof. This

Promissory Note is secured pursuant to the Loan and Security Agreement.

3. Payments and Computations. Borrower shall make each payment hereunder not later than 5:00 P.M. (New York time) on the day when due to Lender in same day funds. All computations of interest shall be made by Lender on the basis of a year of 360 days of 12 30-day months occurring in the period for which such interest is payable. Any payment to be made hereunder otherwise due on a Business Day shall be made on the next succeeding Business Day and such extension of time shall in such case be included in the computation of payment of interest.

The term "Affiliates" as used herein means all persons or entities directly or indirectly controlling, controlled by, or under common control with Borrower. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management polices of any person or entity, whether through ownership of securities, by contract or otherwise.

4. Amendments, Etc. No amendment or waiver of any provision of this Promissory Note, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by Lender and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

5. Notices. All written communications hereunder shall be mailed, telecopied or delivered at the respective addresses as listed in the Loan and Security Agreement or at such other address as shall be designated by a party in a written notice to the other parties. All such notices and communications shall be effective when delivered to the party to which such notice is to be given.

6. No Waiver; Remedies. No failure on the part of Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

7. Binding Effect; Governing Law; Venue. This Promissory Note shall be binding upon Borrower and their successors and assigns and shall inure to the benefit of Lender and its successors and assigns. Lender may assign to any entity, by bookkeeping entry on Lender's records, all or any part of, or any interest in Lender's rights and benefits hereunder, provided that any such interest shall not be less than $100,000. To the extent of such assignment, such assignee shall have the same rights and benefits against Borrower as it would have had if it were Lender hereunder. This Promissory Note shall be construed in accordance with, and governed by, the laws of the State of New York, without giving effect to the conflict of law principles thereof. Borrower waives trial by jury. Borrower hereby submits to, and waives any objection it may have to personal jurisdiction and venue in, the courts of the State of New York and the United States District Court for the Southern District of New York, over any disputes arising out of or relating to this Promissory Note. Borrower consents to service of process by mail at the address specified in Section 11 of the Loan and Security Agreement and waives any objection it may have to the sufficiency or adequacy of such method of service of process.


THIS NOTE IS GOVERNED BY THE PROVISIONS OF THE LOAN AND SECURITY AGREEMENT WHICH IS INCORPORATED HEREIN BY REFERENCE, AND IN THE EVENT ANY TERMS OF THIS NOTE ARE INCONSISTENT WITH THE TERMS OF THE LOAN AND SECURITY AGREEMENT, THE TERMS OF THE LOAN AND SECURITY AGREEMENT SHALL GOVERN THIS NOTE. NOTWITHSTANDING THE FOREGOING SENTENCE, NO REFERENCE HEREIN TO THE LOAN AND SECURITY AGREEMENT AND NO PROVISION OF THIS NOTE OR OF THE LOAN AND SECURITY AGREEMENT SHALL ALTER OR IMPAIR THE OBLIGATIONS OF THE BORROWER, WHICH ARE ABSOLUTE AND UNCONDITIONAL, TO PAY THE PRINCIPAL OF AND INTEREST ON THIS NOTE AT THE RESPECTIVE TIMES AND AT THE RATES HEREIN PRESCRIBED.

      IN WITNESS WHEREOF, Borrower has caused this Promissory Note to be executed by its respective officer thereunto duly authorized, as of the date first above written.


AMERICAN INDUSTRIAL LOAN ASSOCIATION,
a Virginia Corporation


By:   ALLEN D. WYLKE
    -----------------------
Name: Allen D. Wylke
Title:  President/Chairman

APPROVED RESIDENTIAL MORTGAGE, INC.,
a Virginia Corporation

By:   NEIL PHELAN
    -----------------------
Name: Neil Phelan
Title: President

ARMADA RESIDENTIAL MORTGAGE, LLC,
a Virginia Limited Liability Company
By:  APPROVED RESIDENTIAL MORTGAGE, INC.
Its: Managing Member

By:   ALLEN D. WYLKE
    -----------------------
Name: Allen D. Wylke
Title:  Chairman

                              Schedule of Advances

                                                              Applicable
        Date                       Amount                        Rate
        ----                       ------                        ----

 _____________________        $______________               ______________
                              acknowledged by
                              the Borrower

 _____________________        $______________               ______________
                              acknowledged by
                              the Borrower

 _____________________        $______________               ______________
                              acknowledged by
                              the Borrower

 _____________________        $______________               ______________
                              acknowledged by
                              the Borrower

 _____________________        $______________               ______________
                              acknowledged by
                              the Borrower

 _____________________        $______________               ______________
                              acknowledged by
                              the Borrower

 _____________________        $______________               ______________
                              acknowledged by
                              the Borrower

 _____________________        $______________               ______________
                              acknowledged by
                              the Borrower

                                                                       EXHIBIT B

                             LIST OF RELATED ASSETS




      The following documents must be included in the package of Related Assets to be delivered by the Borrower to the Lender to be included as Collateral:

      1.    Original Note, endorsed in blank.

      2.    Loan Application.

      3. Verification of Employment and Income as described in the "Product Descriptions" in the Lender Approved Underwriting Guidelines.

      4. Credit Reports as expressed in the "Product Descriptions" in the Lender Approved Underwriting Guidelines.

      5.    Appraisal Report.

      6.    Disclosure Statement, federal and state.

      7.    Rescission Documents.

      8.    Fair Lending and Equal Credit Notices, federal and state.

      9.    Note and Disclosure Riders, when applicable.

      10.   Certified or True Copy of the Mortgage or Deed of Trust.

      11.   Original. Recordable Assignment of the Mortgage.

      12. Preliminary Title Report and evidence that an ALTA policy has been ordered.

      13. Evidence of Hazard Insurance and documentation showing proper coverage and loss payable endorsement has been ordered.

      14. Evidence of Flood Insurance with loss payable endorsement in effect or ordered. (Only if the Mortgage Property is in Flood Zone "A".)

      15.   Authorization to Release Information.

      16.   Balloon Rider, if applicable.

                                                                       EXHIBIT C


                             NOTICE OF BORROWING NO.

Pursuant to the Loan and Security Agreement dated January ____, 1996 between you and the undersigned, the undersigned hereby gives notice of its election to borrow from you and Advance and, in conjunction therewith, sets forth below the following information (all capitalized terms used herein shall have the meaning specified therefore in the Loan and Security Agreement).

1.   The outstanding principal balance of the Loan is $_______________.

2.   The principal amount of this Advance is $_______________.

3.   The Quoted Rate for this advance is _______________% per annum.

4.   The beginning Business Day of this Advance is _________________.

5.   The maturity Date of this Advance is _________________________.

6.   The Collateral Value of the items of Collateral shall be _______________%.

The undersigned hereby certifies that the following statements are true and correct on the date hereof and shall be true and correct on the date of the Advance requested herein, before and after giving effect thereto:

A. Each of the representations and warranties contained in the Loan and Security Agreement are true and correct in all material respects.

B.   No Default or Event of Default (as such terms are defined in the Promissory
     Note) has occurred and is continuing.

The Advance made pursuant hereto shall be made in connection with the items of Collateral described in the undersigned's Collateral Submission Summary No. ______________ dated _____________.

By: ________________________________

Title: _____________________________

Date: ______________________________

                                                                       EXHIBIT D

                     LENDER APPROVED UNDERWRITING GUIDELINES

                                   (ATTACHED)

                                                                       EXHIBIT E


                              OFFICER'S CERTIFICATE

     The undersigned, President of Armada Residential Mortgage, LLC (the "Company"), pursuant to the Loan and Security Agreement dated this date ("Loan and Security Agreement") between the Company and INDUSTRY MORTGAGE COMPANY, L.P. ("IMC"), does hereby certify to IMC as follows:

1. The following named persons (i) are officers of the Company, (ii) are authorized to sign on the Company's behalf, (iii) now hold the title set forth opposite their respective names, and (iv) the signature set forth opposite their respective names are the true and genuine signatures of such officers:

Name                       Office(s)            Signature
- ----                       ---------            ---------

Approved Residential
Mortgage, Inc.             Managing Member      By: ALLEN D. WYKLE, Chairman

Barry Diggins,             President            BARRY DIGGINS

Neil Phelan,               Treasurer            NEIL PHELAN

Jennifer Lewis,            Secretary            JENNIFER LEWIS

2. Attached hereto as Annex A are true copies of resolutions duly adopted by the Company on January 29, 1996. Each such resolution has not been amended, modified or rescinded and is still in full force and effect.

3. The representatives and warranties contained in Section 5.1 of the Loan and Security Agreement are true and correct in all material respects on and as of this day.

4. The Company is in compliance with all the terms and provisions set forth in the Loan and Security Agreement required to be complied with or performed by the Company on or before the date hereof.

5. No event of Default, or any default that would become and Event of Default with the passage of time, as defined in the Loan and Security Agreement, has occurred.

                                                                         ANNEX A

                         MINUTES OF A SPECIAL MEETING OF
                                 THE PARTNERS OF
                       ARMADA RESIDENTIAL MORTGAGE, L.L.C.

     A telephonic meeting of the Partners of Armada Residential Mortgage, L.L.C. was held on January 22, 1996. Allen D. Wykle was present as Managing Member and Chairman of Partners; Approved Residential Mortgage, Inc. and American Industrial Loan Association. Barry Diggins was present as partner and President of Armada Residential Mortgage, L.L.C.

     Mr. Wykle called the meeting to order and stated its purpose.

     Upon a motion, duly made, seconded and unanimously carried, the Board moved that:

     BE IT RESOLVED, that the Limited Liability Company is hereby authorized to execute and deliver to Industry Mortgage Company, L.P. ("IMC") the Loan and Security Agreement and the Custodial Agreement with the Bank of Boston, and all other instruments necessary or appropriate to effect the transactions thereby contemplated, all with such modifications as are approved by such officers, which approval shall be conclusively evidenced by their execution thereof;

     BE IT FURTHER RESOLVED, that the Limited Liability Company is hereby authorized to execute and deliver to IMC the Secured Note for an amount of up to $8,000,000., as described in the Loan and Security Agreement;

     BE IT FURTHER RESOLVED, that the Managing Member of the Limited Liability Company is hereby authorized to execute and deliver to IMC, any officer's certificates required in connection with the transactions contemplated by the Loan and Security Agreement;

     BE IT FURTHER RESOLVED, that the officers of the Limited Liability Company are hereby authorized and directed to take all such other actions as they deem necessary or appropriate to carry into effect the foregoing resolutions;

     RESOLVED, that this Written Consent shall be effective as of January   ,
1996.

     Upon motion, duly made, seconded, and unanimously carried, the meeting adjourned.


DATE: 1/22/96                           By: ALLEN D. WYKLE
      --------------------                  -------------------------------
                                            Allen D. Wykle, Managing Member

                                                                       EXHIBIT E


                              OFFICER'S CERTIFICATE

     The undersigned, President of American Industrial Loan Association (the "Company"), pursuant to the Loan and Security Agreement dated this date ("Loan and Security Agreement") between the Company and INDUSTRY MORTGAGE COMPANY, L.P. ("IMC"), does hereby certify to IMC as follows:

1. The following named persons (i) are officers of the Company, (ii) are authorized to sign on the Company's behalf (iii) now hold the title set forth opposite their respective names, and (iv) the signature set forth opposite their respective names are the true and genuine signatures of such officers:

Name                       Office(s)                     Signature
- ----                       ---------                     ---------

Allen D. Wykle,            President/Chairman            ALLEN D. WYKLE

Stanley Broaddus,          Secretary/Vice President      STANLEY BROADDUS

Eric Yeakel,               Treasurer/CFO                 ERIC YEAKEL

Neil Phelan,               Senior Vice President         NEIL PHELAN

2. Attached hereto as Annex A are true copies of resolutions duly adopted by the Company on January 29, 1996. Each such resolution has not been amended, modified or rescinded and is still in full force and effect.

3. The representatives and warranties contained in Section 5.1 of the Loan and Security Agreement are true and correct in all material respects on and as of this day.

4. The Company is in compliance with all the terms and provisions set forth in the Loan and Security Agreement required to be complied with or performed by the Company on or before the date hereof.

5. No event of Default, or any default that would become an Event of Default with the passage of time, as defined in the Loan and Security Agreement, has occurred.

                                                                         ANNEX A


                          CERTIFIED COPY OF RESOLUTIONS


     The undersigned does hereby certify that he is the duly elected, qualified and acting Stanley W. Broaddus, Secretary of AMERICAN INDUSTRIAL LOAN ASSOCIATION, having as its principal place of business at 3420 Holland Road, Virginia Beach, Virginia 23452; that at a duly and properly called meeting of the Board of Directors of said corporation held on the 29th day of January, 1996, at which a quorum was present, the following resolution was duly adopted as shown by the Minute Books of said corporation, to wit:

     Upon a motion, duly made, seconded and unanimously carried, the Board moved that:

     BE IT RESOLVED, that the Corporation is hereby authorized to execute and deliver to Industry Mortgage Company, L.P. ("IMC") the Loan and Security Agreement and the Custodial Agreement with the Bank of Boston, and all other instruments necessary or appropriate to effect the transactions thereby contemplated, all with such modifications as are approved by such officers, which approval shall be conclusively evidenced by their execution thereof;

     BE IT FURTHER RESOLVED, that the Corporation is hereby authorized to execute and deliver to IMC the Secured Note for an amount of up to $8,000,000., as described in the Loan and Security Agreement;

     BE IT FURTHER RESOLVED, that the President of the Corporation is hereby authorized to execute and deliver to IMC, any officer's certificates required in connection with the transactions contemplated by the Loan and Security Agreement;

     BE IT FURTHER RESOLVED, that the officers of the Corporation are hereby authorized and directed to take all such other actions as they deem necessary or appropriate to carry into effect the foregoing resolutions;

     RESOLVED, that this Written Consent shall be effective as of January   ,
1996.

     The undersigned further certifies that the foregoing resolution is in full force and effect as of the date of this certificate and has not been modified or rescinded.

     The undersigned further certifies that Allen Wykle is President of the corporation and Stanley W. Broaddus is a Vice President of this corporation.

     IN WITNESS WHEREOF, the undersigned has set his hand and seal of said corporation on this 29th day of January, 1996.


                                        STANLEY W. BROADDUS
                                        ----------------------------------
                                        Stanley W. Broaddus, Secretary



(Corporate Seal)

                                                                       EXHIBIT E


                              OFFICER'S CERTIFICATE

     The undersigned, President of Approved Residential Mortgage, Inc. (the "Company"), pursuant to the Loan and Security Agreement dated this date ("Loan and Security Agreement") between the Company and INDUSTRY MORTGAGE COMPANY, L.P. ("IMC"), does hereby certify to IMC as follows:

1. The following named persons (i) are officers of the Company, (ii) are authorized to sign on the Company's behalf, (iii) now hold the title set forth opposite their respective names, and (iv) the signature set forth opposite their respective names are the true and genuine signatures of such officers:

Name                       Office(s)                     Signature
- ----                       ---------                     ---------

Allen D. Wykle,            Chairman                      ALLEN D. WYKLE

Neil Phelan,               President                     NEIL PHELAN

Stanley Broaddus,          Secretary/Vice President      STANLEY BROADDUS

Eric Yeakel,               Treasurer/CFO                 ERIC YEAKEL

2. Attached hereto as Annex A are true copies of resolutions duly adopted by the Company on January 29, 1996. Each such resolution has not been amended, modified or rescinded and is still in full force and effect.

3. The representatives and warranties contained in Section 5.1 of the Loan and Security Agreement are true and correct in all material respects on and as of this day.

4. The Company is in compliance with all the terms and provisions set forth in the Loan and Security Agreement required to be complied with or performed by the Company on or before the date hereof.

5. No event of Default, or any default that would become and Event of Default with the passage of time, as defined in the Loan and Security Agreement, has occurred.

                                                                         ANNEX A


                          CERTIFIED COPY OF RESOLUTIONS


     The undersigned does hereby certify that he is the duly elected, qualified and acting Stanley W. Broaddus, Secretary of APPROVED RESIDENTIAL MORTGAGE, INC., having as its principal place of business at 3420 Holland Road, Virginia Beach, Virginia 23452; that at a duly and properly called meeting of the Board of Directors of said corporation held on the 29th day of January, 1996, at which a quorum was present, the following resolution was duly adopted as shown by the Minute Books of said corporation, to wit:

     Upon a motion, duly made, seconded and unanimously carried, the Board moved that:

     BE IT RESOLVED, that the Corporation is hereby authorized to execute and deliver to Industry Mortgage Company, L.P. ("IMC") the Loan and Security Agreement and the Custodial Agreement with the Bank of Boston, and all other instruments necessary or appropriate to effect the transactions thereby contemplated, all with such modifications as are approved by such officers, which approval shall be conclusively evidenced by their execution thereof;

     BE IT FURTHER RESOLVED, that the Corporation is hereby authorized to execute and deliver to IMC the Secured Note for an amount of up to $8,000,000., as described in the Loan and Security Agreement;

     BE IT FURTHER RESOLVED, that the President of the Corporation is hereby authorized to execute and deliver to IMC, any officer's certificates required in connection with the transactions contemplated by the Loan and Security Agreement;

     BE IT FURTHER RESOLVED, that the officers of the Corporation are hereby authorized and directed to take all such other actions as they deem necessary or appropriate to carry into effect the foregoing resolutions;

     RESOLVED, that this Written Consent shall be effective as of January , 1996.

     The undersigned further certifies that the foregoing resolution is in full force and effect as of the date of this certificate and has not been modified or rescinded.

     The undersigned further certifies that Neil Phelan is President of the corporation and Stanley W. Broaddus is a Vice President of this corporation.

     IN WITNESS WHEREOF, the undersigned has set his hand and seal of said corporation on this 29th day of January, 1996.


                                        STANLEY W. BROADDUS
                                        ----------------------------------
                                        Stanley W. Broaddus, Secretary


(Corporate Seal)